      As filed with the Securities and Exchange Commission on June 17, 1999

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            G-III APPAREL GROUP, LTD.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                    41-1590959
      (State or other juris-                          (I.R.S. Employer
       diction of incorporation                         Identification
           or organization)                                 Number)



                               512 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018
                                 (212) 403-0500
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            G-III APPAREL GROUP, LTD.
                           1999 STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

                            (full title of the plan)

                                 --------------

                                 MORRIS GOLDFARB
                            G-III APPAREL GROUP, LTD.
                               512 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018
                                 (212) 403-0500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------

       Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                 NEIL GOLD, ESQ.
                           FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000

                                 --------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================

      TITLE OF SECURITIES          AMOUNT TO BE    PROPOSED MAXIMUM OFFERING     PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
       TO BE REGISTERED            REGISTERED(1)       PRICE PER UNIT                OFFERING PRICE           REGISTRATION FEE
==============================================================================================================================
COMMON STOCK, $.01 PAR VALUE
PER SHARE.....................       850 SHARES           $2.00(2)                      $1,700(2)                 $0.48
------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE
PER SHARE ....................    49,150 SHARES           $2.08(3)                    $102,232(3)                $28.43
==============================================================================================================================


(1) AN ADDITIONAL INDETERMINABLE NUMBER OF SHARES ARE ALSO BEING REGISTERED TO COVER ANY ADJUSTMENTS REQUIRED BY ANTI-DILUTION PROVISIONS IN THE NUMBER OF SHARES ISSUABLE UPON THE EXERCISE OF OPTIONS GRANTED UNDER THE G-III APPAREL GROUP, LTD. 1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(h) AND BASED ON AN EXERCISE PRICE OF $2.00 PER SHARE WITH RESPECT TO OPTIONS GRANTED TO PURCHASE 850 SHARES OF COMMON STOCK.

(3) THE PRICE IS ESTIMATED IN ACCORDANCE WITH RULE 457(h)(1) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK AS REPORTED ON THE NASDAQ NATIONAL MARKET ON JUNE 15, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


        The document(s) containing the information specified in Part I of Form S-8 will be sent or given to directors awarded options under G-III Apparel Group, Ltd. 1999 Stock Option Plan for Non-Employee Directors (the "Plan"), adopted by G-III Apparel Group, Ltd. (the "Company") and are not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by G-III Apparel Group, Ltd. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                (i) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1999.

                (ii) The Company's Quarterly Report on Form 10-Q for the fiscal quarterly period ended April 30, 1999.

                (iii) The description of the Company's Common Stock contained in
                Item 1 of the Company's Registration Statement on Form 8-A dated December 13, 1989 and in the Company's Prospectus dated December 14, 1989, forming a part of the Company's Registration Statement on Form S-1 (File No. 33-31906) filed with the Commission pursuant to Rule 424(b) on December 13, 1989.

        In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES

                Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The General Corporation Law of the State of Delaware (the "GCL") authorizes Delaware corporations to eliminate or limit the personal liability of a director to the corporation or a stockholder for monetary damages for breach of certain fiduciary duties as a director, other than his duty of loyalty to the corporation and its stockholders, or for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper benefits. The ByLaws of the Company at Article VI provide for the indemnification of the officers and directors of the Company to the fullest extent permitted under the GCL. In addition, the Company has executed agreements with the officers and directors of the Company that require the Company to indemnify such individuals for liabilities incurred by them because of an act, omission, neglect or breach of duty committed while acting in the capacity of an officer or director. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefor unenforceable.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.


ITEM 8. EXHIBITS


Exhibit No.
-----------

          4           G-III Apparel Group, Ltd. 1999 Stock Option Plan For Non-Employee Directors

          5           Opinion of Fulbright & Jaworski L.L.P.

          23(a)       Consent of Grant Thornton

            (b)       Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5).

          24          Power of Attorney (included in signature page)



ITEM 9. UNDERTAKINGS

        (a) The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                provided, however, that the undertakings set forth in paragraphs
                (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                (2) That, for the purpose of determining any liability under the
                    Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934

            (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforce able. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 17, 1999.

                                                 G-III Apparel Group, Ltd.


                                                 By: /s/ Morris Goldfarb
                                                     ---------------------------
                                                     Morris Goldfarb
                                                     Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints MORRIS GOLDFARB and WAYNE MILLER or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                    SIGNATURE                     TITLE                                               DATE


             /s/ Morris Goldfarb                  Director, Co-Chairman of the                     June 17, 1999
--------------------------------------------------Board and Chief Executive Officer
                 Morris Goldfarb                  (principal executive officer)

             /s/ Wayne Miller                     Senior Vice President, Treasurer                 June 17, 1999
--------------------------------------------------and Secretary (principal financial
                  Wayne Miller                    and accounting officer)

            /s/   Aron Goldfarb                   Director and Co-Chairman of the                  June 17, 1999
--------------------------------------------------Board
                  Aron Goldfarb
                                                  Director                                         June  , 1999
--------------------------------------------------
                  Lyle Berman
                                                  Director                                         June  , 1999
--------------------------------------------------
                Thomas J. Brosig



             /s/  Alan Feller                     Director                                         June 17, 1999
--------------------------------------------------
                  Alan Feller

            /s/    Carl Katz                      Director                                         June 17, 1999
--------------------------------------------------
                   Carl Katz

                                                  Director                                         June   , 1999
--------------------------------------------------
              Willem von Bokhorst

           /s/  Sigmund Weiss                     Director                                         June 17, 1999
--------------------------------------------------
                 Sigmund Weiss


                                                  Director                                         June   , 1999
--------------------------------------------------
               George J. Winchell


                                INDEX TO EXHIBITS


        Exhibit
          No.                             Description
        -------                           -----------
         4                 G-III Apparel Group, Ltd. 1999
                           Stock Option Plan For Non-Employee Directors

         5                 Opinion of Fulbright & Jaworski L.L.P.

         23(a)             Consent of Grant Thornton

           (b)             Consent of Fulbright & Jaworski L.L.P.
                           (included in Exhibit 5).

         24                Power of Attorney (included in
                           signature page)
